                                                                    Exhibit 32.1

                          Sun-Times Media Group, Inc.
                Certification Pursuant to 18 U.S.C. Section 1350
                       As Adopted Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002

      In connection with the annual report of Sun-Times Media Group, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Cyrus F. Freidheim Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2007

                                 /s/ Cyrus F. Freidheim Jr.
                                 ----------------------------------------------
                                 Name:  Cyrus F. Freidheim Jr.
                                 Title:  President and Chief Executive Officer

      A signed original of this written statement required by Section 906 has been provided to Sun-Times Media Group, Inc. and will be retained by Sun-Times Media Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.